Exhibit 10.25
AMENDED AND RESTATED
LOAN AGREEMENT
     THIS AMENDED AND RESTATED LOAN AGREEMENT is made as of July 29th, 2005, by and between BIOPORT CORPORATION, a Michigan corporation, of Lansing, Michigan (“Borrower”), and FIFTH THIRD BANK, a Michigan banking corporation, of East Lansing, Michigan (“Lender”).
     Borrower and Lender are parties to Loan Agreements dated as of July 30, 2004 and October 8, 2004, under which Bank agreed to extend to Borrower revolving credit loans of up to $10 million in the aggregate at any time outstanding. This Amended and Restated Loan Agreement amends and restates the Loan Agreements of June 25, 2003, July 30, 2004 and October 8, 2004, in their entirety, to read as follows:
     Lender and Borrower agree as follows:
SECTION 1. DEFINITIONS.
     In this Agreement:
     “Affiliate” of a Person means a Person that now or in the future controls, is controlled by, or is under common control with, the Person.
     “Agreement” means this Amended and Restated Loan Agreement as amended, including the schedules attached to this Loan Agreement.
     “Capitalized Lease Obligation” means any obligation of Borrower to pay future rentals under a lease that, in accordance with GAAP, is required to be shown as a liability on Borrower’s balance sheet.
     “Collateral” means the proceeds of the Government Contracts.
     “Collateral Document” means each security agreement, mortgage, pledge agreement, assignment, guaranty and every other agreement and document that has been or in the future is, or is required to be, given by Borrower or any third party to secure any Lender Indebtedness.
     “Contamination” or “Contaminated” means, when used with reference to any real or personal property, that a Hazardous Substance is present on or in the property in any amount or level that exceeds any legal limit set forth under Environmental Law. “Contamination or “Contaminated” shall not include latent, unexposed asbestos in any building located on any of the real property unless and until exposure that exceeds the foregoing legal limit occurs due to renovation or otherwise.
     A Person “controls” another Person if the Person has, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person.

     “Default” means an event, condition or circumstance that, with the lapse of time or giving of notice (absent any permitted cure), would be an Event of Default.
     “DOD Contract” means Contract No. W9113M-04-D-0002, dated January 3, 2004, between U.S. Army Space and Missile Defense Command and Borrower, as it has been and in the future is amended.
     “Eligible Account” means, as of the relevant date of determination, an account receivable of Borrower arising in the ordinary course of business:
     (a) that is not more than 90 days old from the earlier of the original invoice date or the date of shipment of the goods or performance of the services that gave rise to the account receivable;
     (b) that arises from Borrower’s sale and shipment of goods or Borrower’s performance of services, in the ordinary course of Borrower’s business;
     (c) that is the valid, binding and enforceable obligation of the account debtor and is not subject to any offset, counterclaim or defense;
     (d) that is evidenced by an invoice that is dated not later than the 15th day post the date of shipment of the goods or performance of the services and payable in full no more than 90 days after the invoice date and that is not evidenced by an instrument or chattel paper;
     (e) that is owned by Borrower and is not subject to any security interest, lien, encumbrance, assignment or trust, except in favor of Lender;
     (f) in which Lender holds a valid and perfected security interest;
     (g) that is owing by the federal government under a Government Contract;
     (h) that does not arise from a sale of goods on consignment or on a sale-or-return basis;
     (i) that is owing by an account debtor to whom Borrower does not have any maintenance obligation with respect to the goods or services the sale of which gave rise to the account receivable;
     (j) that is not subject to retainage; and
     (k) as to which Lender has not notified Borrower is, in Lender’s good faith judgment, uncollectible, in whole or in part, within 60 days.

     “Environmental Law” means at any time any applicable federal, state, local or foreign law (including common law), ordinance, rule, regulation, permit, order or other requirement that then (1) regulates the quality of air, water, soil or other environmental media, (2) regulates the generation, management, transportation, treatment, storage, recycling or disposal of any waste, (3) protects public health, occupational safety and health, natural resources or the environment or (4) establishes liability for the investigation, removal or remediation of, or harm caused by, Contamination.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as now and in the future amended, together with all regulations issued under it.
     “Event of Default” has the meaning specified in Section 9 of this Agreement.
     “FDA” means the U.S. Food and Drug Administration.
     “GAAP” means generally accepted accounting principles as consistently applied by Borrower.
     “Government Contracts” means the HHS Contract and the DOD Contract.
     “Guarantor” means each Person who has guaranteed or in the future guarantees payment of all or part of the Lender Indebtedness.
     “Hazardous Substance” means at any time any substance or waste that is then regulated by or subject to any Environmental Law.
     “HHS Contract” means Contract No, 200-2005-11811, dated May 5, 2005, between Department of Health and Human Services (‘HHS’) and Borrower, which provides for Borrower to sell to HHS, and for HHS to purchase from Borrower, anthrax vaccine, as that Contract is amended in the future.
     “Indebtedness” means indebtedness for borrowed money, indebtedness representing the deferred purchase price of property (excluding indebtedness under normal trade credit for property or services purchased in the normal course of operations), any obligation under a note payable or draft accepted representing an extension of credit, indebtedness (whether or not assumed) secured by a mortgage, security interest or other lien on property, and any Capitalized Lease Obligation. By way of clarification, for the avoidance of doubt, and without limiting the foregoing, “Indebtedness” shall not include deferred revenue, deferred tax liabilities or any indebtedness for borrowed money or representing the deferred purchase price of property, whether or not secured, that is Subordinated Indebtedness.
     “Intangible Collateral” means the Collateral described in Sections 5.1 and 5.2 of this Agreement.

     “Intellectual Property” means all patents, trademarks, service marks, trade names, copyrights, licenses and similar rights.
     “Leader Indebtedness” means any indebtedness, obligation or liability, of whatever type or nature, that Borrower now or in the future owes to Lender under this Agreement.
     “Loan” means any loan that Lender makes to Borrower under this Agreement.
     “Loan Document” means this Agreement, the Revolving Credit Note and every other promissory note that Borrower has given or in the future gives to Lender under this Agreement, each renewal, extension and replacement of the Revolving Credit Note, each Collateral Document and every other agreement, instrument and document that has been or in the future is signed or delivered in connection with this Agreement or in connection with any Lender indebtedness.
     “Material Adverse Effect” means any material adverse effect upon (1) the validity, performance or enforceability of any Loan Document, (2) the Borrower’s properties taken as a whole, (3) a Government Contract or any other material contract, (4) business operations, profits or financial condition of Borrower, (5) the ability of Borrower or any Guarantor to fulfill any material obligation under any Loan Document or (6) the ability of Lender to take possession of, collect or otherwise realize upon any Collateral or other security for the Lender Indebtedness.
     “Maturity” of an indebtedness or obligation means the time when that indebtedness or obligation has become due and payable, for whatever reason.
     “Non Disclosure Agreement” means that Nondisclosure Agreement, dated November 18, 2002, between Borrower and Lender.
     “Note” means the Revolving Credit Note and any other promissory note that Borrower has signed or in the future signs and that now or in the future evidences any Lender Indebtedness, including any renewals, extensions or modifications.
     “Permitted Lien” means (1) a security interest, mortgage or other lien in favor of Lender, (2) a lien for taxes that are not delinquent or, in a jurisdiction where payment of taxes is abated during the period of any contest, being contested in good faith by appropriate proceedings, if adequate reserves for it have been set aside on Borrower’s books, in accordance with GAAP, (3) a lien or encumbrance that is described on Borrower’s balance sheet dated December 31, 2004, that Borrower has delivered to Lender and (4) an inchoate materialmen’s, mechanics’, workmen’s, repairmen’s or other like lien arising in the ordinary course of business, if the obligation secured is not delinquent or is being contested in good faith by appropriate proceedings, if adequate reserves for it have been set aside upon Borrower books in accordance with GAAP and if the lien does not jeopardize any Collateral and does not have a Material Adverse Effect.

     “Person” means an individual and a corporation, partnership, limited liability company, trust, association and any other entity.
     “Plan” means an “employee pension benefit plan” with respect to which Borrower or any Affiliate is an “employer” or “party in interest,” as ERISA defines those terms.
     “Revolving Credit Commitment” means the lesser of 75% of Borrower’s Eligible Accounts or $10,000,000.
     “Revolving Credit Loans” has the meaning specified in Section 3.1 of this Agreement.
     “Revolving Credit Note” has the meaning specified in Section 3.3 of this Agreement.
     “Schedule” means a schedule attached to this Agreement.
     “Subordinated Indebtedness” means, at any time, all Indebtedness that Borrower owes to any Person or Persons to the extent that its repayment is subordinated to payment of the Lender Indebtedness in form and manner satisfactory to Lender.
     “Subsidiary” means a corporation or a limited liability company all of the capital stock, membership interests and other equity interests of and in which are owned by Borrower.
     “Term Loan” has the meaning specified in Section 4 of this Agreement.
     “Term Loan Note” has the meaning specified in Section 4 of this Agreement.
SECTION 2. WARRANTIES AND REPRESENTATIONS.
     Borrower represents and warrants to Lender, and agrees, as follows:
     2.1 Borrower is a corporation that is duly organized, validly existing and in good standing under the laws of the state of Michigan. Borrower is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction in which the failure to be so qualified or authorized to do business would have a Material Adverse Effect.
     2.2 Borrower has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as it now conducts it and as it contemplates that it will conduct it in the future. Borrower is in compliance with all laws, rules and regulations that apply to Borrower, its operations or its properties, except where any noncompliance could not have a Material Adverse Effect.
     2.3 The audited balance sheets of Borrower as of December 31, 2001 and December 31, 2002, and December 31, 2003, and the unaudited balance sheets of Borrower as of December 31, 2004 and March 31, 2005, and the related statements, if applicable, of income, of retained earnings and of changes in financial position for the periods then ended, copies of all of which have been delivered to Lender, have been prepared in accordance with GAAP and present fairly the financial position of Borrower as of those dates and the results of its operations for those periods. Since the date of the most recent of those financial statements, there has not been any change in Borrower’s financial condition or operations that has not been disclosed to Lender in writing and could have a Material Adverse Effect.
     2.4 Neither this Agreement nor any financial statement that Section 2.3 above refers to nor any other written statement that Borrower has furnished to Lender in connection with the negotiation of any Loan, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Agreement, the financial statement or other written statement not misleading.
     2.5 Except as previously disclosed to Lender in writing, there is not any proceeding pending or, to the knowledge of the officers and directors of Borrower, threatened, before any court, governmental authority or arbitration board or tribunal, against Borrower, that, if determined adversely to Borrower, could reasonably be expected to have a Material Adverse Effect. Borrower is not in default with respect to any order, judgment or decree of any court, governmental authority or arbitration board or tribunal.
     2.6 All of the issued and outstanding shares of capital stock of Borrower are owned by Emergent BioSolutions Inc., a Delaware corporation. There are not any outstanding options, warrants or rights to purchase, and there is not any agreement for the subscription, purchase or acquisition of, any such shares of Borrower’s capital stock.
     2.7 Borrower has good and marketable title to all of the intangible assets that it purports to own, including the intangible assets reflected in the financial statements referred to in Section 2.3 of this Agreement, free and clear of all liens, encumbrances, security interests, claims, charges and restrictions, except Permitted Liens.
     2.8   (a) Borrower owns, jointly owns, or has been licensed the right to use pursuant to licenses that remain in full force and effect, Intellectual Property sufficient to operate its business as it is presently being conducted.
          (b) Except as previously disclosed to Lender in writing, there is no action, suit or proceeding pending against or, to the knowledge of Borrower, threatened against Borrower (1) challenging the rights of Borrower in any Intellectual Property owned or used by Borrower or (2) alleging that products manufactured, used, imported or sold by Borrower conflict with, misappropriate, infringe or violate the Intellectual Property rights of any third party, except in each case for actions, suits or proceedings the outcome of which individually or in the aggregate would not have a Material Adverse Effect.
     2.9 Borrower has full power and authority to sign, deliver and perform the Loan Documents. The signing, delivery and performance of the Loan Documents: (1) have been duly authorized by appropriate corporate action of Borrower, (2) will not violate the provisions of Borrower’s articles of incorporation or bylaws or of any law, rule, judgment, order, agreement or instrument to which Borrower is a party or by which it is bound and (3) do not require any approval or consent of any public authority or other third party, except for (a) consents and approvals that have been obtained prior to the date of this Agreement; or (b) approvals or consents the failure of which to obtain, individually or in the aggregate, do not have a Material Adverse Effect and do not materially impair the ability of Borrower to perform its obligations under the Loan Documents. Borrower has properly signed and delivered the Loan Documents, and the Loan Documents are the valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief and other equitable remedies.
     2.10 Borrower has filed each tax return that it is required (after taking account of any properly-filed and valid and effective extensions) to file in any jurisdiction, and Borrower has paid each tax, assessment, fee and other governmental charge upon it or upon its assets, income or franchises before the time when its nonpayment could give rise to a lien that could have a Material Adverse Effect. Borrower does not know of any proposed additional tax assessment against it.
     2.11 Borrower does not have any investments in the securities of any Person. Borrower does not intend to carry or purchase any “margin security” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II.
     2.12 Attached to this Agreement as Schedule 2.12 is a list of all Plans. No Plan has been terminated since the effective date of ERISA. No Plan is a “multi-employer plan” within the meaning of Section 3(37)(A) of ERISA. An “accumulated deficiency” (within the meaning of Section 412 of the Internal Revenue Code, as amended) or a “reportable event” (as defined in Title IV of ERISA) has not occurred with respect to any Plan. Neither Borrower nor any Affiliate has incurred any material liability to the Pension Benefit Guaranty Corporation (“PBGC”) or otherwise under ERISA. The PBGC has not started or, to the knowledge of Borrower, threatened to start a proceeding against Borrower or any Affiliate under ERISA.
     2.13 Borrower is not, and no person, firm or corporation that has “control” of Borrower is, an “executive officer,” “director” or “person who directly or indirectly, or in concert with one or more persons owns, controls or has the power to vote more than 10 percent of any class of voting securities” (within the meaning of 12 U.S.C. Section 375(b) and regulations issued under that section), of Lender, Fifth Third Bancorp or any subsidiary of Fifth Third Bancorp.
     2.14 With such exceptions as do not have, individually or in the aggregate, a Material Adverse Effect:
          (a) No written notice, demand, citation, or order has been received, no penalty has been assessed, and no action, suit or proceeding is pending or, to the knowledge of the Borrower, is threatened by any governmental agency pursuant to or arising out of any Environmental Laws; and

          (b) There are no liabilities of the Borrower not recorded on the Borrower’s financial statements in accordance with GAAP arising as a result of Borrower’s real or personal property (a) being Contaminated; (b) being the source of any Contamination of any adjacent property or any groundwater or surface water; or (c) being the source of any air emissions in excess of any legal limit or standard under Environmental Laws.
     2.15 Borrower has furnished to Lender a complete and correct copy of each Government Contract, including all amendments.
     2.16 Schedule 2.16 lists each Affiliate and describes Borrower’s relationship to it, including ownership of capital stock.
SECTION 3. REVOLVING LINE OF CREDIT.
     3.1 Subject to satisfaction of the conditions precedent set forth in Section 10 of this Agreement and as long as there shall not have occurred any Default or Event of Default, that in each case has not been cured or waived, Lender shall extend to Borrower from time to time loans in amounts (“Revolving Credit Loans”) that shall not at any time in the aggregate exceed the Revolving Credit Commitment.
     3.2 If the aggregate principal amount of the Revolving Credit Loans outstanding at any time exceeds the Revolving Credit Commitment, then Borrower shall immediately repay the amount of the Revolving Credit Loans that is required to eliminate the excess.
     3.3 All Revolving Credit Loans shall be evidenced by and payable with interest in accordance with the terms of a promissory note in the form attached to this Agreement as Schedule 3.3 (“Revolving Credit Loan Note”), which Borrower shall sign and deliver to Lender.
     3.4 Each Revolving Credit Loan shall be in the amount $1,000 or a whole multiple of that amount and shall be made upon Borrower’s request.
     3.5 Borrower shall have the right to prepay all Revolving Credit Loans, in whole or in part, at any time without penalty or any other premium or charge. Borrower may reborrow amounts that it prepays, subject to the other provisions of this Agreement.
     3.6 Unless it is sooner terminated or Lender extends it in writing, Lender’s obligation to make or to renew Revolving Credit Loans shall expire on May 1, 2006. If Lender extends it, then Lender’s obligation to make or renew Revolving Credit Loans shall expire on the date stated in the extension. If Lender’s obligation to make or renew Revolving Credit Loans expires, then the aggregate unpaid principal balance of all outstanding Revolving Credit Loans, together with all accrued interest on them, shall be due and payable in full on the expiration date.

SECTION 4. TERM LOAN
     4.1 On August 10, 2004, Lender made a term loan to Borrower in the principal amount of $2,400,000 (“Term Loan”).
     4.2 The Term Loan is evidenced by and payable in accordance with a Term Note dated August 10, 2004, payable to Lender, that Borrower executed and delivered to Lender (“Term Loan Note”).
     4.3 Nothing in this Agreement amends or modifies the Term Loan or the Term Loan Note.
SECTION 5. SECURITY.
     5.1 Simultaneously with the signing and delivery of this Agreement, Borrower is signing and delivering to Lender an Amended and Restated Security Agreement granting to Lender a valid first security interest in the Collateral, and in all proceeds to secure payment and performance of all Lender Indebtedness.
     5.2 Simultaneously with the signing and delivery of this Agreement, Borrower is assigning to Lender, as security, all payments that are now or in the future owing to Borrower under each Government Contract, to secure payment and performance of all Lender Indebtedness.
     5.3 Borrower has signed and delivered to Lender two mortgages, dated July 30, 2004, that grant to Lender valid first liens on the real property located in Ingham County, Michigan and Clinton County, Michigan, described in them, to secure the Lender Indebtedness described in them. If at any time after July 31, 2005, Borrower gives to Lender a written request that Lender discharge either or both of the mortgages and if at that time (a) neither a Default nor an Event of Default shall have occurred and be continuing, (b) Borrower is not indebted to Lender, other than in respect of the Term Loan or one or more Revolving Credit Loans and (c) Lender is not obligated to extend any loan or other credit facility to Borrower, then Lender shall, within 30 days after it receives the request, comply with the request.
     5.4 Borrower shall sign and deliver to Lender all financing statements, assignments, documents of title and other documents, agreements and instruments in connection with the perfection or priority of the security provided for above, and shall take all further actions that Lender reasonably requests in connection with the perfection or priority of the security provided for above.
SECTION 6. AFFIRMATIVE COVENANTS.
     From the date of this Agreement and until all Lender Indebtedness is fully paid and Lender does not have any obligation to extend loans or other credit facilities to Borrower hereunder, Borrower shall:

     6.1 Furnish to Lender, within 120 days after the end of each of Borrower’s fiscal years, beginning with its fiscal year ending December 31, 2005, an audited financial report prepared in accordance with GAAP by independent certified public accountants that are satisfactory to Lender (it being understood that Borrower’s current auditors are satisfactory to Lender), containing (1) Borrower’s balance sheet as of the end of that year, its related statements of operations for that year and its statement of cash flows for that year, (2) any management letters that those certified public accountants prepare in conjunction with such audits, (3) all notes and other financial schedules that are customarily included in the audited financial statements and (4) the unqualified opinion of the certified public accountants stating that the financial statements for the fiscal year present fairly the financial position, results of operations and cash flows in conformity with GAAP.
     6.2 Furnish to Lender within 20 days after the end of each month, beginning with the month of May, 2005, an unaudited financial report, the accuracy of which is certified to by the President or chief financial officer of Borrower, prepared in accordance with GAAP, containing Borrower’s balance sheet as of the end of the period and its income statement showing the results of its operations for the portion of its fiscal year then elapsed.
     6.3 Furnish to Lender within 20 days after the end of each month, beginning with the month of May, 2005, a detailed aging of all of Borrower’s accounts receivable that are in excess of $100,000, in form reasonably satisfactory to Lender.
     6.4 (1) Promptly inform Lender of any occurrence that is a Default or an Event of Default and of any other occurrence that has had, could reasonably be expected to have, a Material Adverse Effect; (2) grant to Lender or its representatives the right to examine its books and records during normal business hours no more frequently than once per calendar quarter; (3) maintain complete and accurate books and records of its transactions in accordance with Borrower’s current accounting practices; and (4) furnish to Lender any information that it reasonably requests concerning Borrower’s financial condition and results of operations within 45 days after Lender makes the request.
     6.5 (1) Maintain insurance, including, but not limited to, fire and extended coverage insurance, workers’ compensation insurance and commercial and general liability insurance with responsible insurance companies on its properties and against the risks and in the amounts and in a manner consistent with Borrower’s current practice; (2) furnish to Lender upon its request the details with respect to that insurance and satisfactory evidence of that insurance coverage. Each insurance policy that this Section requires shall be written or endorsed in a manner that makes losses, if any, payable to Borrower and Lender as their respective interests appear and shall include, where appropriate, a mortgage clause or lender’s loss payable endorsement in favor of Lender in form and substance reasonably satisfactory to Lender.
     6.6 Pay and discharge, as often as they are due and payable, all taxes and assessments of whatever nature that are levied or assessed against it or any of its properties, unless and to the extent only that (1) in a jurisdiction where payment of taxes and assessments is abated during the period of any contest, those taxes or assessments are being contested in good faith by appropriate proceedings and (2) Borrower shall have set aside on its books adequate reserves with respect to those taxes and assessments.
     6.7 Maintain its existence as a corporation in good standing in the State of Michigan and its qualification in good standing in every other jurisdiction in which the failure to be qualified or authorized to do business could have a Material Adverse Effect; continue to conduct and operate its business substantially as it presently conducts and operates it subject to Borrower’s right, subject to Section 7.5, upon prior written notice to Lender, to expand its business, make acquisitions, enter joint ventures and similar arrangements and enter into new, but related, business lines; and comply with all governmental laws, rules, regulations and orders that apply to it, the failure to comply with which could have a Material Adverse Effect.
     6.8 Keep in good working order and condition, ordinary wear and tear excepted, all of its material assets and properties that are necessary to the conduct of its business, in a manner consistent with industry practice, other than machinery and equipment that Borrower disposes of as permitted by Section 7.2.
     6.9 Maintain its principal commercial deposit accounts with Lender.
     6.10 (1) Comply in all material respects with the applicable requirements of ERISA and the Internal Revenue Code with respect to each Plan, including, without limitation, all provisions regarding minimum funding requirements and requirements as to plan termination insurance; (2) within 30 days after it is filed, furnish to Lender a copy of each annual report and annual return, with all schedules and attachments, that ERISA requires Borrower to file with the Department of Labor or the Internal Revenue Service pursuant to ERISA in connection with each Plan for each Plan year; (3) notify Lender immediately of any fact or circumstance, including, but not limited to, any “reportable event” (as defined in Title IV of ERISA), that might be grounds for termination of a Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, together with a statement, if Lender requests it, as to the reason the fact or circumstance has occurred and the action, if any, that Borrower proposes to take to avoid termination of the Plan; and furnish to Lender, upon its request, any additional information concerning any Plan that Lender reasonably requests.
     6.11 Notify Lender in writing within 10 days after Borrower receives any notice of the beginning of (1) any proceeding or investigation by a federal or state environmental agency against Borrower regarding Borrower’s compliance with Environmental Laws or (2) any other judicial or administrative proceeding or litigation by or against Borrower in each case that would result in a Material Adverse Effect.
SECTION 7. NEGATIVE COVENANTS.
     From the date of this Agreement and until all Lender Indebtedness is fully paid and Lender does not have any obligation to extend loans or other credit facilities to Borrower, Borrower shall not, without the prior written consent of Lender:

     7.1 Create or permit to exist any lien, security interest, mortgage, pledge, attachment, garnishment, execution or other legal process or encumbrance on any Collateral, other than liens created under the Loan Documents and Permitted Liens.
     7.2 Sell, lease or otherwise dispose of any of its assets with a value in excess of $250,000, except for (1) the sale of inventory in the ordinary course of business (as Borrower conducts its business on the date of this Agreement) and (2) the disposition, in the ordinary course of business, of machinery and equipment that has become obsolete, damaged, unsuitable or unnecessary for its business.
     7.3 Make loans or advances to any Person, except for (1) loans and advances to Affiliates or Subsidiaries and (2) loans and advances to Persons that are not Affiliates or Subsidiaries as long as the aggregate loans and advances outstanding to all Persons that are not Affiliates or Subsidiaries does not at any time exceed $250,000.
     7.4 Guarantee, endorse, assume or otherwise incur or suffer to exist any contingent liability in respect of any obligation of any other Person, other than an Affiliate or Subsidiary, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except for guarantees under which the maximum possible liability of Borrower does not at any time exceed $500,000 in the aggregate.
     7.5 Enter into any merger, consolidation, reorganization or recapitalization, or purchase or otherwise acquire all, or substantially all, of the assets, obligations or capital stock of or any other interest in any Person if either (1) a Default or an Event of Default shall have occurred and is then continuing or (2) the merger, consolidation, reorganization, recapitalization, purchase or acquisition would result in or cause a Default or an Event of Default.
     7.6 Subordinate any indebtedness that any Person other than an Affiliate or Subsidiary owes to Borrower to Indebtedness that that Person owes to any other Person.
     7.7 Engage in any transaction with any Affiliate on terms that are less favorable to Borrower than Borrower could obtain at the time in a comparable transaction in an arm’s-length dealing with a Person other than an Affiliate; except that this Section 7.7 shall not prevent Borrower from continuing any transaction with an Affiliate in existence on October 8, 2004.
     7.8 Issue, incur, assume or permit to remain outstanding any Indebtedness that is not Subordinated Indebtedness, other than (1) Lender Indebtedness, (2) Indebtedness the proceeds of which are used to pay the purchase price of real property acquired by Borrower, and (3) other Indebtedness that does not exceed $500,000 in the aggregate at any time outstanding.
     7.9 Become a contributing employer with respect to a multi-employer employee benefit plan within the meaning of Section 3(37)(A) of ERISA (29 U.S.C. 1002), as amended by Section 302 of the Multi-Employer Pension Plan Amendments Act of 1980 (other than any Plans described on Schedule 2.12 as being multi-employer plans); or establish for any of its employees any employee benefit plan that has, or may in the future incur, any unfunded past service liability.
     7.10 Change its name, fiscal year or method of accounting, except as GAAP requires, and except that Borrower may change its name if Borrower gives Lender 60 days’ prior written notice of the name change and takes any action that Lender reasonably considers necessary to continue the perfection of the security interests and liens that the Collateral Documents grant to Lender.
     7.11 Enter into any amendment to or modification of, or terminate all or any part of, any Government Contract that in any way materially adversely affects the payments due to the Borrower under such Government Contracts without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
SECTION 8. APPLICATION OF PROCEEDS.
     Borrower shall apply the proceeds of the Revolving Credit Loans for any proper business purpose, including without limitation for working capital.
SECTION 9. EVENTS OF DEFAULT AND REMEDIES.
     9.1 Each of the following is an “Event of Default” under this Agreement not cured within 30 days (unless some other cure period is provided below) from written notice of default:
          A. If Borrower defaults in the payment of the principal or interest of any Lender Indebtedness, when and as it is due and payable, whether by acceleration or otherwise and does not cure the default within ten (10) business days after Lender gives Borrower notice of the default.
          B. If Borrower fails to perform any of its other obligations under, or to comply with any of the terms, conditions and covenants that are contained in, this Agreement or any other Loan Document or other agreement, document or instrument that Borrower or any third party has given or in the future gives to Lender to secure any Lender Indebtedness, if, in the case of a failure that can be cured, Borrower does not cure the failure within thirty (30) days after Lender gives Borrower notice of it.
          C. If Borrower defaults in the payment of any other Indebtedness and does not cure the default within thirty (30) days after Lender gives Borrower notice of the default, if the default results in a right of the holder of the Indebtedness to accelerate the maturity of such Indebtedness in an amount in excess of $500,000.
          D. If any warranty or representation that Borrower makes in this Agreement or any statement, warranty or representation that Borrower or any third party has made or in the future makes in any other Loan Document, certificate, report or other document, instrument or agreement that is delivered under this Agreement or in connection with any Lender Indebtedness is false or inaccurate in any material respect when made.
          E. If any guaranty that now or in the future secures payment of all or any part of the Lender Indebtedness is, other than by its terms, terminated or limited for any reason without the written consent of Lender.
          F. If Borrower fails to perform any of its obligations under any Government Contract within any cure period so provided or if a Government Contract is terminated for any reason other than by expiration in accordance with its terms.
          G. If, as a result of any order, judgment or other action of the FDA, a court or any other governmental agency or entity, Borrower is required to stop selling all or any of the anthrax vaccine that it has agreed to sell under a Government Contract.
          H. If Borrower (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) is generally unable to pay its debts as they become due, (3) makes a general assignment for the benefit of its creditors, (4) starts a voluntary case under the federal Bankruptcy Code (as now or in the future in effect), (5) files a petition that seeks to take advantage of any other law that provides for the relief of debtors, (6) fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition that is filed against Borrower in any involuntary case under the Bankruptcy Code or (7) takes any action for the purpose of effecting any of the foregoing.
          I. If a proceeding or case is started in any court of competent jurisdiction and is not dismissed within 60 days, seeking (1) the liquidation, reorganization, dissolution, winding up or composition or readjustment of Borrower or its assets or the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or of all or any substantial part of the assets of Borrower or (2) similar relief in respect of Borrower under any law that provides for the relief of debtors; or if an order for relief against Borrower is entered in an involuntary case under the Bankruptcy Code.
     9.2 If an Event of Default that is described in subsections 9.1A through 9.1G above occurs, then, at the option of Lender, Lender’s obligation to make or renew Revolving Credit Loans shall terminate, and all or any part of the unpaid principal balance of and accrued interest on all Lender Indebtedness shall become immediately due and payable, without presentment, demand or notice of any kind, all of which Borrower waives.
     9.3 If an Event of Default that is described in subsection 9.1H or 9.11 above occurs, then Lender’s obligation to make or renew Revolving Credit Loans shall immediately terminate, and the entire unpaid principal balance of and accrued interest on all outstanding Lender Indebtedness shall automatically become due and payable without presentment, demand or notice of any kind, all of which Borrower waives.

SECTION 10. CONDITIONS PRECEDENT.
          The obligation of Lender to make the initial Revolving Credit Loan is subject to the following conditions precedent:
     10.1 Lender shall have received copies of resolutions of the Board of Directors of Borrower, certified by the Secretary of Borrower as being in full force and effect on the date of making the loans, authorizing Borrower’s signing, delivery and performance of this Agreement and all other Loan Documents.
     10.2 Lender shall have received a copy of Borrower’s bylaws, including all amendments to them, certified by the Secretary of Borrower as being in full force and effect on the date of making the Loans.
     10.3 Lender shall have received copies of the articles of incorporation of Borrower, including all amendments to them, certified by the Michigan Department of Labor and Economic Growth not more than 30 days before the initial extension of loans under this Agreement.
     10.4 Lender shall have received a good standing certificate with respect to Borrower from the Michigan Department of Labor and Economic Growth dated not more than 30 days before the initial extension of loans under this Agreement.
     10.5 Borrower shall have signed and delivered to Lender all Loan Documents.
     10.6 Borrower shall have delivered to Lender evidence satisfactory to Lender that Borrower has obtained the insurance policies that this Agreement and any Collateral Documents require.
     10.7 There shall not have occurred and be continuing any Default or Event of Default.
     10.8 Borrower shall have paid to Lender a processing fee in the amount of $425 as required by Section 11.2.
SECTION 11. MISCELLANEOUS.
     11.1 Borrower shall pay, or reimburse Lender for, all out-of-pocket expenses that Lender incurs (including, but not limited to, recording and filing fees and taxes, search fees, title insurance premiums and actual fees and expenses of legal counsel, other professional advisers, consultants and experts) in connection with (1) the negotiation, preparation and signing of the Loan Documents, any amendments to, or waivers of any provisions of, the Loan Documents and any refinancing or restructuring of any Lender Indebtedness, (2) the administration of this Agreement and the other Loan Documents, including, without limitation, making filings and recordings in public offices to perfect or give notice of liens in favor of Lender, obtaining policies of title insurance, title searches, financing statement searches, tax lien searches, appraisals and environmental inspections, audits and assessments, (3) obtaining advice of counsel or other professional advisers, consultants and experts regarding any aspect of the Loan Documents or any Lender Indebtedness, (4) the enforcement of any of the provisions of the Loan Documents, (5) the collection of any Lender Indebtedness and (6) the foreclosure of any security interests, mortgages, or other liens that at any time secure any Lender Indebtedness.
     11.2 Upon signing of this Agreement, Borrower shall pay to Lender a nonrefundable processing fee in the amount of $425.
     11.3 Borrower acknowledges that Lender has and shall have the right to set off any indebtedness that Lender from time to time owes to Borrower, including, without limitation, any indebtedness that is represented by any deposit account that Borrower maintains with Lender, against any indebtedness that is at any time due and payable by Borrower to Lender.
     11.4 Each right and remedy that this Agreement or any other Loan Document grants to Lender or that the law allows to Lender shall be cumulative, and Lender may exercise it from time to time. Lender’s failure to exercise, and Lender’s delay in exercising, any right or remedy shall not be a waiver of that right or remedy or a waiver of any other right or remedy. This Agreement may not be amended and a provision of it may not be waived except by a writing that Lender signs.
     11.5 The relationship between Borrower and Lender under this Agreement and the other Loan Documents is solely that of debtor and creditor. Lender does not have any fiduciary responsibilities to Borrower. Lender does not and shall not have any responsibility to review, or to inform Borrower of any matter in connection with, any aspect of Borrower’s business, operations or properties. Borrower shall rely entirely upon its own judgment with respect to its business and properties. Any review, appraisal, audit, survey, inspection, report or other information that Lender obtains, whether or not Borrower pays for it or Lender furnishes it to Borrower (“Lender Information”), is solely for the benefit of Lender. Neither Borrower nor any third party is entitled to rely on any Lender Information. Lender does not have any duty to Borrower with respect to any Lender Information, including, without limitation, any duty to assure that any review, audit, survey, inspection or appraisal is performed properly or any duty to disclose to Borrower any facts, information, opinions, conclusions or statements that any review, audit, survey, inspection, appraisal or other Lender Information contain.
     11.6 Any and all information provided to Lender by Borrower or any of its Affiliates shall be subject to the non-disclosure and other obligations of Lender under the terms of the Nondisclosure Agreement. Borrower authorizes Lender to furnish to any Affiliate of Lender and to any prospective transferee of, or participant in, any Loan or Loans any or all information about Borrower, including, without limitation, financial statements and information regarding the operations, assets and properties, finances, strategies, plans, activities, transactions, owners, directors, officers, employees and customers of Borrower and its Affiliates, if, in each case, the Affiliate or any other prospective transferee or participant acknowledges in writing that it shall be subject to the Nondisclosure Agreement as though an original party named in it and such obligations shall be enforceable by Borrower directly against such Person.

     11.7 This Agreement and the rights and obligations of the parties under it shall be governed by and interpreted in accordance with the internal laws of the State of Michigan.
     11.8 Any notice or other communication that this Agreement requires or permits shall be in writing and shall be served either personally or by certified United States mail with postage fully prepaid, or by a nationally-recognized, overnight courier service, addressed to Borrower as:
BIOPORT CORPORATION
3500 North Martin Luther King, Jr. Blvd.
Lansing, Michigan 48906
Attention: Robert Kramer, President
With a copy to: Jose Ochoa, General Counsel
and to Lender as:
FIFTH THIRD BANK
2501 Coolidge Road
East Lansing, Michigan 48813
Attention: Michael Debri
or to any other place that either party designates by written notice to the other party.
     11.9 This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns. No Person is a third party beneficiary of this Agreement.
     11.10 This Agreement amends and restates in its entirety the Loan Agreements between the parties dated July 25, 2003, July 30, 2004 and October 8, 2004.
[The remainder of this page is intentionally left blank.]

     LENDER AND BORROWER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM (“CLAIM”) THAT IS BASED UPON, ARISES OUT OF OR RELATES TO THIS LOAN AGREEMENT OR THE LENDER INDEBTEDNESS, INCLUDING, WITHOUT LIMITATION, AND CLAIM THAT IS BASED UPON, ARISES OUT OF OR RELATES TO ANY ACTION OR INACTION OF LENDER IN CONNECTION WITH ANY ACCELERATION OF THE INDEBTEDNESS OR ANY ENFORCEMENT OF ANY SECURITY THAT LENDER AT ANY TIME HAS FOR ANY LENDER INDEBTEDNESS.
     Borrower and Lender have signed this Agreement as of the date stated on the first page of this Agreement.

ATTEST:	BIOPORT CORPORATION

	By	/s/ Robert G. Kramer

		Its	President & CEO

	And by	/s/ Ronald S. Huben

		Its	Associate Director of Finance

FIFTH THIRD BANK

	By	/s/ Michael Debri

Michael Debri
		Its	Vice President

Schedule 2.12
Plans
[Unavailable]

Schedule 2.16
Affiliates
[Unavailable]

April 25, 2006
Patrick Saam, Controller
Bioport Corporation
3500 North Martin Luther King Jr. Blvd.
Lansing, MI 48906
Dear Mr. Saam,
This letter is to inform you that the bank has extended your ten million dollar line of credit for 90 days to expire August 1, 2006. All terms and conditions remain the same. If you have any questions, please feel free to call me at (517) 351-5204.
Sincerely,
/s/ David S. Flower
David S. Flower
Vice President
Fifth Third Bank

AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
     THIS AMENDMENT TO AMENDED AND RESATED LOAN AGREEMENT is made as of August 1, 2006, by and between BIOPORT CORPORATION, a Michigan corporation, of Lansing, Michigan (“Borrower”), and FIFTH THIRD BANK, a Michigan banking corporation, which has an office in East Lansing, Michigan (“Lender”).
     Borrower and Lender are parties to an Amended and Restated Loan Agreement dated as of July 29, 2005, under which Lender agreed to extend to Borrower revolving credit loans of up to $10 million in the aggregate at any time outstanding (“Loan Agreement”).
     Lender and Borrower agree to amend the Loan Agreement and, among other things, add a financial ratio provided under a prior agreement as follows:
     1. Each capitalized term that this Amendment uses but does not define has the meaning that the Loan Agreement gives it.
     2. Borrower adopts and restates all of the warranties and representations set forth in the Loan Agreement and the other Loan Documents, other than the warranties and representations contained in Sections 2.5, 2.12 and 2.16 of the Loan Agreement, as fully as though Borrower had made them on the date of this Amendment.
     3. Lender shall discharge the two mortgages referred to in Section 5.3 of the Loan Agreement.
     4. Section 1 of the Loan Agreement shall be and is amended, effective immediately, by adding the following definitions:
     “’Liabilities’ means all liabilities that GAAP requires to be classified as liabilities on a balance sheet of Borrower.”
     “‘Stockholders’ Equity’ means, at any time, the sum of the following accounts set forth in a balance sheet of Borrower, prepared in accordance with GAAP: (1) the par or stated value of all outstanding capital stock, (2) capital surplus and (3) retained earnings.”
     “‘Tangible Net Worth’ means, at any time, Stockholders’ Equity, less the sum of (1) goodwill, including any amounts, however designated on a balance sheet of Borrower, representing the excess of the purchase price that Borrower paid for assets or stock acquired over the value assigned to the stock or assets on Borrower’s books, (2) patents, trademarks, trade names and copyrights, (3) treasury stock, (4) loans and advances to shareholders, directors, officers or employees, (5) prepaid expenses and, (6) other intangible assets.”
     5. Section 3.6 of the Loan Agreement shall be and is amended, effective immediately, to read as follows:

     “3.6 Unless it is sooner terminated or Lender extends it in writing, Lender’s obligation to make or to renew Revolving Credit Loans shall expire on October 1, 2006. If Lender extends it, then Lender’s obligation to make or renew Revolving Credit Loans shall expire on the date stated in the extension. If Lender’s obligation to make or renew Revolving Credit Loans expires, then the aggregate unpaid principal balance of all outstanding Revolving Credit Loans, together with all accrued interest on them, shall be due and payable in full on the expiration date.”
     6. Section 6.4 of the Loan Agreement shall be and is amended, effective immediately, to read as follows:
     “6.4 Furnish to Lender within 45 days after the end of each fiscal quarter of Borrower, beginning with the quarter ended June 30, 2006, an unaudited financial report, the accuracy of which is certified to by the President or chief financial officer of Borrower, prepared in accordance with GAAP, containing Borrower’s balance sheet as of the end of the period and its income statement showing the results of its operations for the portion of its fiscal year then elapsed.”
     7. The Loan Agreement is amended, effective immediately, by adding a new Section 6.12 reading as follows:
     “6.12 Maintain a ratio of total Liabilities to Tangible Net Worth of not more than 2.5 to 1.0.”
     8. Except as expressly amended by this Amendment, all of the provisions of the Loan Agreement are ratified and confirmed.
     Borrower and Lender have executed this Amendment as of the date stated in the first paragraph.

BIOPORT CORPORATION

By	/s/ Robert G. Kramer

	Its	President and CEO

And by Patrick D. Saam

	Its	Controller

FIFTH THIRD BANK

By	/s/ Mark Conn

	Its	Vice President

2

AMENDMENT TO LOAN DOCUMENTS
     AMENDMENT (this “Agreement"), dated as of August 25, 2006, by and among FIFTH THIRD BANK, a Michigan banking corporation (“Lender") and BIOPORT CORPORATION, a Michigan corporation (“Borrower").
RECITALS
     A. Borrower and Lender are parties to an Amended and Restated Loan Agreement, dated as of July 29, 2005, under which Lender agreed to extend to Borrower revolving credit loans of up to $10 million in the aggregate (“Revolver Loan Agreement”) and to secure Borrower’s obligations under the Revolver Loan Agreement, Borrower and Lender entered into an Amended and Restated Security Agreement, dated as of July 29, 2005 (the “General Security Agreement”), which security agreement is still in effect, and two mortgages, each dated as of July 30, 2004, granting Lender first priority liens against certain real estate owned by Borrower, which mortgages have been released by Lender pursuant to an Amendment, dated August 1, 2006, to the Revolver Loan Agreement and the related documents, by and between Lender and Borrower.
     B. In addition, Borrower made an unrelated $2,400,000 Term Note on August 10, 2004 for the benefit of Lender (the “Term Note”) and Borrower and Lender entered into a Security Agreement, dated as of August 10, 2004, securing Borrower’s payment of the Term Note (the “Term Note Security Agreement”).
     C. HSBC Realty Credit Corporation (USA) (“HSBC”) has agreed to make certain loans to the Borrower and in connection therewith, HSBC and Lender have agreed to enter into an Intercreditor Agreement, to be dated as of August 25, 2006 and acknowledged and consented to by the Borrower and Emergent BioSolutions Inc. (as Guarantor) (the “Intercreditor Agreement”), pursuant to which Lender and HSBC agree upon their various rights and remedies with respect to the assets of the Borrower securing their respective indebtedness.
     D. In connection with the incurrence of the HSBC Indebtedness (as such term is defined in the Intercreditor Agreement), Borrower and Lender desire to amend certain provisions of the Revolver Loan Agreement and the Term Note, to terminate the Term Note Security Agreement and to update certain schedules delivered in connection with the Term Note.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
Article I.      Revolver Loan Agreement
     Section 1.01 The following definition shall be inserted in its entirety:
“ “Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 25, 2006, by and among HSBC Credit Realty Corporation

(USA) and the Lender, and acknowledged and consented to by the Borrower and Emergent BioSolutions Inc.”
     Section 1.02 The definition of “Collateral” shall be changed to read as follows:
“ “Collateral” means all of Borrower’s right, title and interest in, to and under (a) all accounts (as defined in the Uniform Commercial Code in effect as of the date hereof in the applicable state) that Borrower now owns and in the future acquires, including, without limitation, all Government Contracts, (b) the Enterprise Resource Planning System, together with all documents related to the installation and operation of it and (c) all proceeds of the foregoing and all books, records (including computer software) and documents that at any time evidence or relate to any of the foregoing or any proceeds of the foregoing.”
     Section 1.03 The following definition shall be inserted in its entirety:
“ “Enterprise Resource Planning System” means a software system that integrates departments and functions across the organization and automates tasks involved in performing business processes. The ERP system was licensed from SAP and is supported with, and includes, specific hardware primarily purchased from Dell.”
     Section 1.04 The definition of “Government Contracts” shall be changed to read as follows:
“ “Government Contracts” means (1) Contract No. W9113M-04-D-0002, dated January 3, 2004, between U.S. Army Space and Missile Defense Command (“DOD”) and Borrower, which provides for Borrower to sell to DOD, and for DOD to purchase form Borrower, anthrax vaccine, as it has been and in the future is amended, (2) Contract No. 200-2005-11811 (amended to be designated Contract No. HHS0100200600019C), dated May 5, 2005, between the Department of Health and Human Services (“HHS”) and Borrower, which provides for Borrower to sell to HHS, and for HHS to purchase from Borrower, anthrax vaccine, as it has been and in the future is amended, and (3) each other contract that Borrower at any time enters into with DOD or HHS or any other state or federal government agency or department and that provides for Borrower to sell goods and/or services to the government agency or department.”
     Section 1.05 The definition of “Permitted Lien” is hereby deleted in its entirety and the following language shall be inserted in its place:
“ “Permitted Lien” means (1) a security interest, mortgage or other lien in favor of Lender, (2) a lien for taxes that are not delinquent or, in a jurisdiction where payment of taxes is abated during the period of any contest, being contested in good faith by appropriate proceedings, if adequate reserves for it have been set aside on Borrower’s books, in accordance with GAAP, (3) a lien or encumbrance that is described on Borrower’s balance sheet dated December 31, 2004, that Borrower has delivered to Lender, (4) an inchoate materialmen’s, mechanics’, workmen’s, repairmen’s or other like lien arising in the ordinary course of business, if the obligation secured is not delinquent or is being contested in good faith by appropriate proceedings, if adequate reserves for it have been set aside upon Borrower’s books in accordance with GAAP and if the lien does not jeopardize any Collateral and does not have a Material Adverse Effect, and (5) the HSBC Liens (as such term is defined in the Intercreditor Agreement).”
     Section 1.06 Section 5.3 of the Revolver Loan Agreement is hereby deleted in its entirety and the following language shall be inserted in its place:
“5.3 Borrower shall sign and deliver to Lender all financing statements, assignments, and other documents, agreements and instruments in connection with the perfection or priority of the security in the Collateral, and shall take all further actions that Lender reasonably requests in connection with the perfection or priority of the security in the Collateral.”
     Section 1.07 Section 6.5 of the Revolver Loan Agreement is hereby deleted in its entirety and the following language shall be inserted in its place:
“6.5 (1) Maintain insurance, including, but not limited to, fire, and extended coverage insurance, worker’s compensation insurance and commercial and general liability insurance with responsible insurance companies on its properties and against the risks and in the amounts and in the manner consistent with Borrower’s current practice; (2) furnish to Lender upon request the details with respect to that insurance and satisfactory evidence of that insurance coverage. Each insurance policy that this Section requires shall be written or endorsed in a manner that makes losses, if any, payable to Borrower and Lender to the extent their respective interests appear and shall include, where appropriate, lender’s loss payable endorsement in favor of Lender to the extent its interests shall appear, in such form and substance reasonable satisfactory to Lender.”
     Section 1.08 Section 7.2 of the Revolver Loan Agreement is deleted in its entirety and the following language shall be inserted in its place:
“7.2 Sell, lease or otherwise dispose of any of the Collateral.”

     Section 1.09 Section 7.8 of the Revolver Loan Agreement is hereby deleted in its entirety and the following language shall be inserted in its place:
“7.8 Issue, incur, assume or permit to remain outstanding any Indebtedness that is not Subordinated Indebtedness, other than (1) Lender Indebtedness, (2) the HSBC Indebtedness (as such term is defined in the Intercreditor Agreement), and (3) other Indebtedness that does not exceed $500,000 in the aggregate at any time outstanding.”
     Capitalized terms used in this Article I, and not defined herein, shall have the meanings assigned to such term in the Revolver Loan Agreement.
Article II.      Term Note
     Section 2.01 Section 5(h) of the Term Note is deleted in its entirety and the following language shall be inserted in its place:
“(h) Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement.”
     Section 2.02 Section 6(c) of the Term Note is hereby deleted in its entirety and the following language shall be inserted in its place:
“(c) At its own cost, Borrower shall obtain and maintain insurance against (a) loss, destruction or damage to its properties and business in the kinds and amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower and, in any event, sufficient to fully protect Lender’s interest in the Collateral and (b) insurance against public liability and third party property damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies shall (i) be issued by financially sound and reputable insurers, (ii) to the extent Lender’s interests shall appear, name Lender as additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Lender, and (iii) shall provide for thirty (30) days written notice to Lender before such policy is altered or cancelled. All of the insurance policies required hereby shall be evidenced by one or more Certificates of Insurance delivered to Lender by Borrower on the Closing Date and at such other times as Lender may request from time to time.”
     Section 2.03 Schedule B (Litigation), Schedule C (Permitted Liens) and Schedule D (Subsidiaries, Partnerships and Joint Ventures) to the Term Note are each hereby deleted and replaced in their entirety with the Revised Schedule B, Revised Schedule C and Revised Schedule D, respectively, attached to this Agreement.
     Capitalized terms used in this Article II, and not defined herein, shall have the meanings assigned to such term in the Term Note.
Article III.     Security Agreement
     Section 3.01 The Term Note Security Agreement is terminated in its entirety.
     Section 3.02 Paragraph 1. of the General Security Agreement is amended to read as follows:
“1. Grant of Security Interest. Debtor grants to Secured Party a continuing security interest in all of Debtor’s right, title and interest in, to and under (a) all accounts (as defined in the Uniform Commercial Code in effect as of the date hereof in the applicable state) that Debtor now owns and in the future acquires, including, without limitation, all Government Contracts and all amounts at any time owing to Debtor under a Government Contract, (b) the Enterprise Resource Planning System, together with all documents related to the installation and operation of it and (c) all proceeds of the foregoing and all books, records (including computer software) and documents that at any time evidence or relate to any of the foregoing or any proceeds of the foregoing, (collectively called “Collateral”). In this Agreement, “Government Contracts” means (1) Contract No. W9113M-04-D-0002, dated January 3, 2004, between U.S. Army Space and Missile Defense Command (“DOD”) and Borrower, which provides for Borrower to sell to DOD, and for DOD to purchase from Borrower, anthrax vaccine, as it has been and in the future is amended, (2) Contract No. 200-2005-11811 (amended to be designated Contract No. HHSO100200600019C), dated May 5, 2005, between Department of Health and Human Services (“HHS”) and Borrower, which provides for Borrower to sell to HHS, and for HHS to purchase from Borrower, anthrax vaccine, as that Contract has been and is in the future amended and (3) each other contract that Debtor at any time enters into with DOD or HHS or any other state or federal government agency or department and that provides for Debtor to sell goods and/or services to government agency or department. In this agreement, “Enterprise Resource Planning System” means a software system that integrates departments and functions across the organization and automates tasks involved in performing business processes. The ERP system was licensed from SAP and is supported with, and includes, specific hardware primarily purchased from Dell.”

Article IV.      Miscellaneous
     Section 4.01 Except as expressly provided in this Agreement, all of the provisions of the Term Loan Agreement, the Term Note and the General Security Agreement are ratified and confirmed, and the amendments contained herein shall only apply to the provisions specifically named herein.
     Section 4.02 This Agreement when duly executed and delivered by the parties will constitute the valid and binding obligations of each of them.
     Section 4.03 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     Section 4.04 This Agreement, the Revolver Loan Agreement, the General Security Agreement, the Intercreditor Agreement, the Term Note, all the schedules and exhibits hereto and thereto, and all amendments and modifications to the same entered into prior to the date hereof constitute the entire agreement among the parties with respect to its subject matter.
     Section 4.05 This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same document.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Borrower and Lender have executed this Agreement as of the date stated in the first paragraph.

BIOPORT CORPORATION

By	/s/ R. Don Elsey

	Its	Treasurer

And by	/s/ Daniel J. Abdun-Nabi

	Its	Secretary

FIFTH THIRD BANK

By	/s/ Mark D. Conn

	Its	Vice President

Revised Schedule B — Litigation (as of August 14, 2006)
Anthrax Vaccine Product Liability Matters
1.	Adamus v. BioPort Corp., Emergent BioSolutions, Inc., and Antex Corp. (sic), No. 05-CV-6759 (N.D. Ill.) (filed October 14, 2005) (BioPort’s MTD/to transfer pending.)
2.	Emery v. BioPort Corp., No. CV-06-0008-AAM (E.D. Wash.) (filed January 9, 2006) (BioPort’s MTD/to transfer pending.)
3.	Savage v. BioPort, Inc. (sic), No. 1:06CV00081 (D.D.C.) (filed January 17, 2006) (BioPort’s MTD/to transfer pending.)
Thimerosal Product Liability Matters (BioPort is one of numerous defendants.)
California State Court (pending in Los Angeles)
1.	Allen v. Abbott Laboratories, et al., No. 02CC00108 (filed April 26, 2002) (BioPort has not been served.)
2.	Mays v. Abbott Laboratories, et. al. No. 266529 (BioPort has not been served.)
3.	Schmuck v. Abbott Laboratories, et al., No. BC 2552268 (filed August 1, 2001)
4.	Werley v. Abbott Laboratories, et al., No. 787422 (filed April 25, 2002) (BioPort has not been served.)
Illinois State Court (Reilly in Cook County; all others in Madison County)
1. Barkwell v. Abbott Laboratories, et al., No. 02-L-845 (filed June 13, 2002)
2. Choate v. Abbott Laboratories, et al., No. 02-L-844 (filed June 13, 2002)
3. Conrick v. Abbott Laboratories, et al., No. 02-L-843 (filed June 13, 2002)
4. Curia v. Abbott Laboratories, et al., No. 02-L-842 (filed June 13, 2002)
5. Curia (Christopher) v. Abbott Laboratories, et al., No. 02-L-1593 (filed December 2, 2002)
6. Delghingaro v. Abbott Laboratories et al., No. 02-L-1344 (filed September 30, 2002)
7. Fredericks v. Abbott Laboratories, et al., No. 03-L-1037 (filed July 23, 2003)
8. Gabor v. Abbott Laboratories, et al., No. 02-L-1345 (filed September 30, 2002)
9. Goodman v. Abbott Laboratories, et al., No. 02-L-641 (filed May 7, 2002)
10. Guinn v. Abbott Laboratories, et al., No. 02-L-841 (filed June 13, 2002)
11. Haderlein v. Abbott Laboratories, et al., No. 04-L-1253 (filed November 10, 2004)
12. Hornstein v. Abbott Laboratories, et al., No. 02-L-642 (filed May 7, 2002)
13. Howard v. Abbott Laboratories, et al., No. 02-L-1487 (filed November 4, 2002)
14. Kramer v. Abbott Laboratories, et al., No. 03-L-670 (filed May 22, 2002)
15. Livi v. Abbott Laboratories, et al., No. 02-L-643 (filed April 30, 2002)
16. Mahnke v. Abbott Laboratories, et al., No. 02-L-1594 (filed December 12, 2002)
17. Miller v. Abbott Laboratories, et, al., No 04-L-443 (filed May 25, 2004)
18. Miller (II) v. Abbott Laboratories, et al., No. 04-L-650 (filed June 18, 2004)
19. Owczarzak v. Abbott Laboratories, et al., No-L-840 (filed June 13, 2002)
20. Panek (Nicholas) v. Abbott Laboratories, et al., No. 05-L-624 (filed July 13, 2005)
21. Panek (Brandon) v. Abbott Laboratories, et al., No. 05-L-623 (filed July 13, 2005)

22. Peterman v. Abbott Laboratories, et al., No. 04-L-0443 (filed April 1, 2004)
23. Prohaska v. Abbott Laboratories, et al., No. 04-L-1065; (filed September 28, 2004)
24. Robinson v. Abbott Laboratories, et al., No. 02-L-1346 (filed September 30, 2002)
25. Sexton v. Abbott Laboratories, et al., No. 03-L-1971 (filed December 5, 2003)
26. Spaetzel v. Abbott Laboratories, et al., No. 03-L-1972 (filed December 5, 2003)
27. Strohbeck v. Abott Laboratories, et al., No. 03-L-93 (filed January 27, 2003)
28. Sullivan v. Abbott Laboratories, et al., No. 04-L-1393 (filed December 17, 2004)
29. Sumner v. Abbott Laboratories, et al., No. 04-L-442 (filed May 25, 2004)
30. Thomason v. Abbott Laboratories, et al., No. 02-L-896 (filed June 26, 2002)
31. Trocke v. Abbott Laboratories, et al., No. 02-L-1486 (filed November 4, 2002)
32. Vaselopulos v. Abbott Laboratories, et al., No. 03-L-1176 (filed August 25, 2003)
33. Villareal v. Abbott Laboratories, et al., No. 04-L-180 (filed February 23, 2004)
34. Weider v. Abbott Laboratories, et al., No. 03-L-1559 (filed November 19, 2003)
35. Weider (II) v. Abbott Laboratories, et al., No. 04-L-181 (filed February 23, 2004)
36. Zezulak v. Abbott Laboratories, et al., No. 03-L-1175 (filed August 25, 2003)
37.	Reilly v. Laboratories, et al., No. 02-L-14697 (Cook County) (filed November 20, 2002) (dismissed April 2006; appeal pending)
Miscellaneous Litigation
1.	Pandey v. Giri, et al., United States District Court for the District of Massachusetts, Civil Case No. HDCV2006-00529 (Emergent BioSolutions named as a defendant in action where plaintiff alleges that employee of Emergent and his wife misled him in connection with potential marriage of individual defendants’ niece to son of plaintiff.)

Revised Schedule C — Permitted Liens
HSBC Liens (as such term is defined in the Intercreditor Agreement) and the below:
BIOPORT CORPORATION
DEBT SUMMARY &
OPERATING LEASES
AS OF JULY 31, 2006

		UNPAID PRINCIPAL &
		INTEREST
CREDITOR	DESCRIPTION	AS OF JULY 31, 2006	COLLATERAL
GMAC	2002 CHEVROLET VENTURE MINIVAN	$6,741	2002 CHEVROLET VENTURE MINIVAN
LEXUS FINANCIAL SERVICES	2004 LEXUS E330	$24,990	2004 LEXUS E330
BOBCAT FINANCIAL
SERVICES	INGERSOL BOBCAT	$546	INGERSOL BOBCAT
IMAGISTICS
(rolled up of Pitney Bowes operating leases)	COPIERS & FAX MACHINES	$225,500	COPIERS & FAX MACHINES

	TOTAL DEBT	$257,777

Revised Schedule D — (Subsidiaries, Partnerships and Joint Ventures)
None.

2

THIRD AMENDMENT TO AMENDED
AND RESTATED LOAN AGREEMENT
     THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is made as of October 1, 2006, by and between BIOPORT CORPORATION, a Michigan corporation, of Lansing, Michigan (“Borrower”) and FIFTH THIRD BANK, a Michigan banking corporation, which has an office in East Lansing, Michigan (“Lender”).
     Borrower and Lender are parties to an Amended and Restated Loan Agreement dated as of July 29, 2005, as amended on August 1, 2006 and August 25, 2006, under which Lender agreed to extend to Borrower revolving credit loans of up to $10 million in the aggregate at any time outstanding (“Loan Agreement”).
     Lender and Borrower agree as follows:
     1. Each capitalized term that this Amendment uses but does not define has the meaning that the Loan Agreement gives it.
     2. Borrower adopts and restates all of the warranties and representations set forth in the Loan Agreement and the other Loan Documents, other than the warranties and representations contained in Sections 2.5, 2.12 and 2.16 of the Loan Agreement, as fully as though Borrower had made them on the date of this Agreement.
     3. Section 3.6 of the Loan Agreement shall be and is amended, effective immediately, to read as follows:
               “3.6 Unless it is sooner terminated or Lender extends it in writing, Lender’s obligation to make or to renew Revolving Credit Loans shall expire on November 15, 2006. If Lender extends it, then Lender’s obligation to make or renew Revolving Credit Loans shall expire on the date stated in the extension. If Lender’s obligation to make or renew Revolving Credit Loans expires, then the aggregate unpaid principal balance of all outstanding Revolving Credit Loans, together with all accrued interest on them, shall be due and payable in full on the expiration date.”
     4. Except as expressly amended by this Amendment, all of the provisions of the Loan Agreement, as previously amended, are ratified and confirmed.
     Borrower and Lender have executed this Amendment as of the date stated in the first paragraph.

BIOPORT CORPORATION		FIFTH THIRD BANK

By	/s/ Robert G. Kramer	By	/s/ Mark Conn

	Its President & CEO	Its	/s/ Vice President

And by	/s/ Patrick D. Saam

Its Controller